UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 15, 2008

Kraton Polymers LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123747	94-2805249
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15710 John F. Kennedy Blvd., Suite 300, Houston, Texas		77032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-504-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Kraton Polymers, LLC (Kraton) announces the appointment of Kevin M. Fogarty as President and Chief Executive Officer, effective January 14, 2008. He succeeds George B. Gregory who has decided to leave Kraton after three and a half years of transforming the company. Mr. Gregory will serve as an advisor to the company throught June 30, 2008. Additionally, David A. Bradley has been appointed Chief Operating Officer, also effective January 14, 2008.

Mr. Fogarty has served as Kraton's Executive Vice President since June 2005, when he joined Kraton from INVISTA S.àr.l., where he served as President for Polymer and Resins since May 2004. Prior to that, Mr. Fogarty held a variety of roles with increasing responsibility in Koch Industries' companies, including KoSa, B.V.

Mr. Bradley has been Vice President of Operations since September 2004. He joined Kraton in April 2004 as Vice President of Transformation, bringing Lean Six Sigma to Kraton's operations. Prior to Kraton, Mr. Bradley worked for General Electric as a Lean Manufacturing Manager.

Mr. Gregory's departure is not a result of any disagreement with Kraton on any matter relating to Kraton's operations, policies or practices.

Kraton expects to enter into arrangements consistent with the above with each of Messrs. Gregory, Fogarty and Bradley. These agreements are being negotiated, but have not to date been finalized.

A copy of the press release announcing the events above is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated January 15, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

January 15, 2008	By:	/s/ Joseph J. Waiter

Name: Joseph J. Waiter
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 15, 2008